UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 31, 2019

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2019, Celadon Group, Inc. (the “Company”) and certain of its subsidiaries entered into several agreements (collectively, the “Refinancing Transactions”) with the principal purpose of refinancing that certain Amended and Restated Credit Agreement dated December 12, 2014, by and among the Company and certain of its subsidiaries, Bank of America, N.A. as lender and administrative agent, and Wells Fargo Bank, N.A. and Citizens Bank, N.A. as lenders (as amended, the “Former Credit Agreement”).

Prior to the Refinancing Transactions, the Company had balance sheet cash of approximately $6.2 million, outstanding standby letters of credit of approximately $28.5 million, revolving borrowings of $94.0 million, and available borrowing capacity of zero.  After giving effect to the Refinancing Transactions, the Company had balance sheet cash of approximately $52.4 million (including $7.0 million restricted for payment of interest on the term loans described below and approximately $30.0 million posted to cash collateralize letters of credit), revolving borrowings equal to the cash posted to secure letters of credit, $105.0 million of term loan borrowings, and approximately $11.3 million of available borrowing capacity.  Approximately $12.3 million of the term loan proceeds were used to fund fees, expenses, and other accrued costs (including original issue discount) and approximately $30.5 million of obligations, including $13.6 million in accrued amendment and other fees under the Former Credit Agreement were extinguished.  The Company’s liquidity (unrestricted cash plus borrowing availability) of approximately $26.6 million immediately post-closing compares with the minimum liquidity requirements under the new credit agreements of $10.0 million during the fiscal quarter ending September 30, 2019, and increasing thereafter.  The Company has experienced negative cash flow for several years, and improvement in operations as well as successful execution of the Company’s tractor replacement program will be required to remain in compliance with the financial covenants, including the minimum liquidity covenant, included in the new credit agreements.

The primary agreements entered into in connection with the Refinancing Transactions were as follows:

•
a Second Amended and Restated Credit Agreement (the “Term Loan Agreement”), among the Company, certain of its subsidiaries, Blue Torch Finance, LLC, as administrative agent, and BTC Holdings Fund I, LLC, BTC Holdings Fund I-B, LLC, BTC Holdings SC Fund, LLC, and Luminus Energy Partners Master Fund, Ltd., each as lenders (the “Term Loan Lenders”);

•	a Credit and Security Agreement among the Company, certain of its subsidiaries, and MidCap Financial Trust as administrative agent and lender (the “Revolving Credit Agreement”); and

•	a Warrant Purchase Agreement between the Company and Luminus Energy Partners Master Fund Ltd. (the “Warrant Purchase Agreement”).

Each of these agreements is described in more detail below.

Term Loan Agreement

On July 31, 2019, the lenders under the Former Credit Agreement assigned and sold their interests in the Former Credit Agreement to the Term Loan Lenders, and the Former Credit Agreement was amended and restated into the Term Loan Agreement.  Under the Term Loan Agreement, the Term Loan Lenders provided term loans to the Company and certain of its subsidiaries in the aggregate principal amount of $105 million.  This amount is comprised of (i) approximately $77.1 million in debt that was outstanding under the Former Credit Agreement and was amended and restated into term loans pursuant to the Term Loan Agreement and (ii) approximately $27.9 million of new term loans.  Of the $27.9 million, $7.0 million was used to fund an interest reserve account, which will in turn fund initial interest payments under the Term Loan Agreement, $8.0 million was allocated to the lenders’ closing fees and original issue discount, and approximately $12.9 million was advanced to the Company in cash, of which approximately $4.3 million was used to pay professional fees, expenses, and other closing costs.

The Term Loan Agreement contains a mechanism pursuant to which up to $5.0 million of the principal amount of all term loans will be forgiven if the Company can decrease the loan to collateral value ratio with respect to approximately $75.0 million of “Term A” loans on or prior to August 1, 2020.  If such ratio is reduced after August 1, 2020 and on or before February 1, 2021, the amount of principal forgiven would be $2.5 million.  No principal forgiveness is available after February 1, 2021. The Company anticipates that any reduction in the loan to collateral value ratio would result from (i) prepayments of the Term A loans with proceeds of real estate and other asset sales or (ii) obtaining new asset appraisals demonstrating a higher collateral value.

Other terms of the Term Loan Agreement include the following:

•	three-year term with maturity date of July 31, 2022;

•	interest rate equal to LIBOR + 10.25% with a 2.00% LIBOR floor;

•
no mandatory scheduled amortization for the fiscal year ending June 30, 2020, amortization of $1,250,000 per quarter beginning with the quarter ending September 30, 2020, and amortization of $1,875,000 per quarter beginning with the quarter ending September 30, 2021;

•	mandatory prepayments with proceeds of certain asset dispositions, insurance proceeds, incurrence of other debt, and 75% of the Company’s excess cash flow on an annual basis;

•
a “make-whole” prepayment premium plus 4.0% in the first year of the facility, a 3.0% prepayment premium in the second year of the facility, and a 1.0% prepayment premium after the second year of the facility, provided that no prepayment premium is required during the last six months of the facility;

•	an annual agency fee of $150,000;

•	Lease Adjusted Leverage Ratio, Capital Expenditure, Fixed Charge Coverage Ratio, and Minimum Liquidity financial covenants;

•	secured by substantially all of the Company’s and its US, Canadian, and Mexican subsidiaries’ assets;

•	board observation rights; and

•	other representations and warranties, affirmative and negative covenants, and events of default that are customary for this type of facility.

The description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by the full text of the Term Loan Agreement, which is filed herewith as Exhibit 10.1.

Revolving Credit Agreement

The Revolving Credit Agreement provides a $60.0 million revolving credit facility intended to fund the Company’s working capital requirements.  The Company borrowed approximately $30.0 million under the Revolving Credit Agreement on the closing date to fund the cash-collateralization of the Company’s outstanding letter of credit obligations under the Former Credit Agreement.  Other terms of the Revolving Credit Agreement include the following:

•	three-year term with a maturity date of July 31, 2022;

•	interest rate of LIBOR + 3.5%, with a 1.0% LIBOR floor;

•
borrowing availability is determined based on a “borrowing base” equal to 90% of the face value of eligible US and Canadian accounts receivable, with a borrowing base of approximately $42.3 million on the closing date;

•	a deemed minimum balance equal to 15% of the average monthly borrowing base for purposes of calculating fees and interest;

•
in the event the facility is terminated prior to maturity, the Company must pay a prepayment premium of 3.0% during the first year of the facility, 2.0% during the second year of the facility, and 1.0% after the second year of the facility, provided that no prepayment premium is required during the last six months of the facility;

•	Lease Adjusted Leverage Ratio, Capital Expenditure, Fixed Charge Coverage Ratio, and Minimum Liquidity financial covenants;

•	secured by substantially all of the assets of the Company and its US and Canadian subsidiaries;

•	requires completion of audited financial statements for fiscal 2019 and prior periods by no later than June 30, 2020; and

•	other representations and warranties, affirmative and negative covenants, and events of default that are customary for this type of facility.

The description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Revolving Credit Agreement, which is filed herewith as Exhibit 10.2.

Warrant Purchase Agreement

Under the Warrant Purchase Agreement, the Company sold to Luminus Energy Partners Master Fund, Ltd. (“Luminus”) a warrant to purchase 16,000,000 shares of the Company’s common stock (or preferred stock convertible into common stock) (the “Initial Warrant”) and a warrant to purchase 5,472,845 shares of the Company’s common stock (or preferred stock convertible into common stock) (the “Change in Control Warrant” and, together with the Initial Warrant, the “Warrants”). Immediately prior to entering into the Warrant Purchase Agreement Luminus beneficially owned, directly or indirectly through its affiliates, 4,576,613 shares of the Company’s common stock. The terms of the Warrants include the following:

•	exercise price of $0.01 per share for both Warrants;

•	the Initial Warrant has an expiration date of July 31, 2025;

•	the Change in Control Warrant has an expiration date of July 31, 2030;

•	the Initial Warrant is exercisable at any time prior to its expiration date;

•	the Change in Control Warrant is exercisable only upon a change in control of the Company (as further defined in the Change in Control Warrant) prior to its expiration date;

•	anti-dilution rights providing for downward adjustment of the exercise price if the Company’s stock is issued for less than the then-existing exercise price;

•	the exercise price and number of shares issuable under the Warrants are subject to customary adjustments for stock splits and similar events; and

•	board observation rights.

In addition, the Warrant Purchase Agreement provides Luminus with preemptive rights whereby if the Company proposes to issue additional shares of common stock Luminus will be entitled to acquire a number of shares of common stock sufficient for it to maintain its percentage of ownership of the Company’s common stock on a fully diluted basis as it had immediately prior to such issuance, assuming for such purpose full exercise of the Warrants.  Luminus is entitled to acquire such shares of common stock on the same terms and conditions offered pursuant to the proposed issuance.  The Warrant Purchase Agreement also requires the Company to use its best efforts to ensure it is in compliance with its public reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by no later than June 30, 2020.

The Company currently has 40,000,000 shares of common stock authorized for issuance under its Amended and Restated Certificate of Incorporation (the “Charter”) and, as of July 31, 2019, there were 30,078,474 shares of common stock issued and outstanding.  Accordingly, the company does not have sufficient shares of common stock authorized under the Charter to cover the number of shares to be acquired under the Warrants.  As a result, the Warrant Purchase Agreement requires the Company, at its next stockholder meeting, to submit and recommend the adoption of an amendment to the Charter that increases the number of shares of authorized common stock to 100,000,000 and decreases the par value of its common stock from $0.033 to $0.01 or less (the “Charter Amendment”).  The Warrant Agreement requires Luminus to vote in favor of the Charter Amendment.  In the event the Warrants are exercised prior to the Charter Amendment, the Warrant holder would receive one share of preferred stock in lieu of each 1,000 shares of common stock.  Each share of preferred stock issued pursuant to the Warrants would be automatically converted to 1,000 shares of common stock upon adoption of the Charter Amendment.  The terms of this preferred stock are described in further detail under Item 5.03 below.

The Warrant Agreement also requires the Company to amend its Section 382 Tax Benefits Preservation Plan, dated as of August 9, 2018, by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Plan”), so that Luminus and its affiliates are “Exempt Persons” thereunder for all purposes.  Once the Rights Plan is so amended, acquisitions of the Company’s common stock or other securities by Luminus or its affiliates would not cause the rights issued under the Rights Plan to become exercisable and dilutive to Luminus.  The Rights Plan requires a stockholder vote at the next meeting of the Company’s stockholders and Luminus agreed in the Warrant Purchase Agreement to vote in favor of ratification and continuation of the Rights Plan.

The Warrants were acquired by Luminus contemporaneously with the closing of the Term Loan Agreement, under which Luminus is a Term Loan Lender with aggregate term loan commitments of approximately $30.0 million (the “Term B Loans”).  The Warrant Purchase Agreement provides that the Company and Luminus will determine an allocation of the Term B Loans proceeds to the purchase price of each of the Warrants within six months of the closing of the Warrant Purchase Agreement.

On July 31, 2019, in connection with the Warrant Purchase Agreement, the Company and Luminus entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which holders of the Warrants and securities issued in respect of the Warrants (including, without limitation, shares of common stock issued upon conversion of any preferred stock issued upon exercise of the Warrants) (collectively, “Registrable Securities”) will be entitled to demand the registration of the sale of certain or all of their Registrable Securities. Among other things, under the terms of the Registration Rights Agreement:

•
if the Company proposes to file certain types of registration statements under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an offering of equity securities, the Company will be required to offer holders of Registrable Securities, if any, the opportunity to register the sale of all or part of their Registrable Securities on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

•
holders of Registrable Securities have the right, subject to certain conditions and exceptions, to request that the Company file registration statements with the Securities and Exchange Commission (the “SEC”) for one or more offerings of all or part of their Registrable Securities and the Company is required to cause any such registration statements to be filed with the SEC and become effective.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of the holders of Registrable Securities, will be paid by the Company. Each holder of Registrable Securities will pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such holder’s Registrable Securities pursuant to any such registration.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions.

The descriptions of the Warrant Purchase Agreement, the Initial Warrant, the Change in Control Warrant, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are filed herewith as Exhibits 10.3, 10.4, 10.5, and 10.6, respectively.

Item 3.02          Unregistered Sales of Equity Securities.

See the description set forth under the heading “Warrant Purchase Agreement” under Item 1.01 of this report, which is incorporated by reference into this Item 3.02.  The sale of the Warrants was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.  In determining to rely on this exemption, the Company considered that Luminus is an accredited and sophisticated investor who is the Company’s largest stockholder and is familiar with the Company’s operations, the Company did not engage in any general solicitation or advertising in connection with the sale, and Luminus acquired the Warrants without a view to resale or distribution to others immediately, as evidenced by certain representations in the Warrant Purchase Agreement.

Item 3.03          Material Modification to Rights of Security Holders.

On July 31, 2019, in connection with the Company’s entry into the Warrant Purchase Agreement and issuance of the Warrants, the Company’s Board of Directors adopted resolutions pursuant to which Luminus was declared an “Exempt Person” under the Rights Plan and all securities of the Company held by Luminus and issued in respect of the Warrants (including, without limitation, any shares of common stock issued in exchange for shares of preferred stock issued upon exercise of the Warrants) an “Exempt Amount” under the Rights Plan.  The purpose of these resolutions was to permit the closing of the Warrant Purchase Agreement and the issuance and future exercise of the Warrants without causing the rights issued under the Rights Plan to become exercisable and dilutive to Luminus.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2019, in connection with the closing of the Warrant Purchase Agreement and issuance of the Warrants, the Company’s Board of Directors approved a Certificate of Designation, Preferences, and Rights of Series B Preferred Stock of Celadon Group, Inc. (the “Series B Certificate of Designation”) and the Company filed the Series B Certificate of Designation with the Delaware Secretary of State.  The Series B Certificate of Designation designates for issuance 50,000 shares of a new class of preferred stock (the “Series B Preferred Stock”).

The purpose of the Series B Certificate of Designation and the Series B Preferred Stock was to create a class of preferred stock that was economically similar to common stock and could be issued upon exercise of the Warrants in the event the Company did not have sufficient authorized shares of common stock to issue upon such exercise.  Each share of Series B Preferred Stock automatically converts into 1,000 shares of the Company’s common stock upon the adoption of the Charter Amendment.  Accordingly, if the Warrants were exercised prior to adoption of the Charter Amendment, one share of Series B Preferred Stock would be issued in lieu of each 1,000 shares of common stock and, upon adoption of the Charter Amendment, each share of Series B Preferred Stock would automatically convert into 1,000 shares of common stock, thereby giving the holder of the Warrant the same number of shares of common stock as it would have received had the common stock been issued upon initial exercise of the Warrant.

Holders of Series B Preferred Stock are entitled to receive proceeds of dividends, consolidations, mergers, and liquidating distributions in preference to the holders of the Company’s common stock and in a per-share amount equal to 1,000 times the per-share amount allocable to the Company’s common stock, subject to certain customary adjustments for stock splits and similar events.  Holders of the Series B Preferred Stock are entitled to accrue, on a cumulative basis, a minimum quarterly dividend of $0.01 per share, whether or not declared.  However, the Series B Certificate of Designation provides that the Company shall not declare or pay any dividend in cash in respect of shares of the Series B Preferred Stock at any time such declaration or payment is prohibited by the terms of any loan or credit agreement to which the Company is a party.  The Term Loan Agreement and the Revolving Credit Agreement prohibit the Company from paying cash dividends.

The description of the Series B Certificate of Designation does not purport to be complete and is qualified in its entirety by the full text of the Series B Certificate of Designation, which is filed herewith as Exhibit 3.1. Exhibit 3.1 includes a Certificate of Correction filed by the Company with the Delaware Secretary of State on August 6, 2019 correcting a typographical error in the Series B Certificate of Designation.

Item 7.01          Regulation FD Disclosure.

On July 31, 2019, the Company issued a press release announcing the transactions disclosed in this report.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	3.1	Certificate of Designation dated July 31, 2019
	10.1*	Second Amended and Restated Credit Agreement dated July 31, 2019
	10.2*	Credit and Security Agreement dated July 31, 2019
	10.3	Warrant Purchase Agreement dated July 31, 2019
	10.4	Warrant to Purchase Sixteen Million Shares of Common Stock, Par Value $0.033 per share, dated July 31, 2019
	10.5	Warrant to Purchase Five Million Four Hundred Seventy-Two Thousand Eight Hundred Forty-Five Shares of Common Stock, par value $0.033 per share, dated July 31, 2019
	10.6	Registration Rights Agreement dated July 31, 2019
	99.1	Press Release dated July 31, 2019

*Portions of certain schedules to the exhibit have been omitted because they are both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

The information contained in Item 7.01 and 9.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Items 1.01, 7.01, and 9.01 hereof and Exhibit 99.1 hereto contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including "anticipates," "will," "intended," "believes," and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this report, statements relating to the future occurrence and impact of improvement in operations and successful execution of the Company’s tractor replacement program, future reduction or forgiveness of debt, future compliance with financial covenants, the Company’s fleet refresh, future cost savings, the completion of audited financial statements, relisting on a stock exchange, and other expressions of future activities or intent are forward-looking statements.   Actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider factors that could cause actual results to differ from expectations, such as the ability to obtain tractor deliveries on the anticipated terms and schedule; the ability to obtain financing for the tractors included in the fleet refresh including lease purchase financing for independent contractors for a portion of the tractors; the ability to attract and retain drivers, including independent contractors; the realization of the anticipated cost savings, safety improvements, and productivity enhancements from the fleet refresh; delays or inability to complete the financial statement audit or relisting of the common stock, and various disclosures by the Company in its press releases, stockholder reports, and filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: August 6, 2019	By:	/s/ Vincent Donargo
Vincent Donargo Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
3.1	Certificate of Designation dated July 31, 2019
10.1*	Second Amended and Restated Credit Agreement dated July 31, 2019
10.2*	Credit and Security Agreement dated July 31, 2019
10.3	Warrant Purchase Agreement dated July 31, 2019
10.4	Warrant to Purchase Sixteen Million Shares of Common Stock, Par Value $0.033 per share, dated July 31, 2019
10.5	Warrant to Purchase Five Million Four Hundred Seventy-Two Thousand Eight Hundred Forty-Five Shares of Common Stock, par value $0.033 per share, dated July 31, 2019
10.6	Registration Rights Agreement dated July 31, 2019
99.1	Press Release dated July 31, 2019

*Portions of certain schedules to the exhibit have been omitted because they are both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.